Exhibit 99.1

(1)

The amount reported includes 348,456 shares of Common Stock owned of record by Apollo Overseas Partners IV, L.P. (“Overseas IV”) and 6,401,602 shares of Common Stock owned of record by Apollo Investment Fund IV, L.P. (“AIF IV”). Apollo Management IV, L.P. (“Management”) is the day-to-day manager of Overseas IV and AIF IV.  Apollo Advisors IV, L.P. (“Advisors”) is the general partner of Overseas IV and AIF IV.  Management, Advisors Apollo Capital Management IV, Inc., the general partner of Advisors (“ACM IV”), AIF IV Management, Inc., the general partner of Management (“AIM IV”), and Messrs. Leon Black and John Hannan, the executive officers and directors of ACM IV and AIM IV, disclaim beneficial ownership of all shares of the Issuer owned by Overseas IV or AIF IV, except to the extent they have a pecuniary interest in such securities, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, any such securities for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.